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                                                                    Exhibit 15.1


January 11, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated December 17, 2001 on our reviews of the interim financial information of Apollo Group, Inc. (the "Company") and University of Phoenix Online as of and for the periods ended November 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended are incorporated by reference into the Company's Registration Statements on Form S-8 (Nos. 333-46834, 33-87844, 33-88982, 33-88984, and 33-63429).


Very truly yours,



PricewaterhouseCoopers LLP